Exhibit 10.8

Dated                                      12 April                                      2019

(1)  TALEND LTD

and

(2)  PACIFIC WESTERN BANK

______________

DEBENTURE

______________

25 Fenchurch Avenue

London

EC3M 5AD

DX: 766 London/City

Tel: 020 7667 9667

Fax:  020 7667 9777

Ref:  56/JS/L181-936151

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	3
2	COVENANT TO PAY	10
3	GRANT OF SECURITY	10
4	LIABILITY OF THE COMPANY	12
5	REPRESENTATIONS AND WARRANTIES	13
6	GENERAL COVENANTS	15
7	PROPERTY COVENANTS	19
8	INVESTMENTS COVENANTS	22
9	EQUIPMENT COVENANTS	25
10	BOOK DEBTS COVENANTS	25
11	RELEVANT AGREEMENTS COVENANTS	26
12	INTELLECTUAL PROPERTY COVENANTS	27
13	POWERS OF THE LENDER	27
14	WHEN SECURITY BECOMES ENFORCEABLE	30
15	ENFORCEMENT OF SECURITY	31
16	RECEIVER	33
17	POWERS OF RECEIVER	34
18	DELEGATION	38
19	APPLICATION OF PROCEEDS	38
20	COSTS AND INDEMNITY	39
21	FURTHER ASSURANCE	39
22	POWER OF ATTORNEY	40
23	RELEASE	41
24	ASSIGNMENT AND TRANSFER	41
25	SET-OFF	41
26	AMENDMENTS, WAIVERS AND CONSENTS	42
27	SEVERANCE	42
28	COUNTERPARTS	42
29	THIRD PARTY RIGHTS	42
30	FURTHER PROVISIONS	43
31	NOTICES	44
32	MISCELLANEOUS	45
33	GOVERNING LAW AND JURISDICTION	45
SCHEDULE 1 PROPERTY		47
PART 1 REGISTERED PROPERTY		47
PART 2 UNREGISTERED PROPERTY		47
SCHEDULE 2 RELEVANT AGREEMENTS		48

THIS DEED is dated	12 April	2019

PARTIES

(1)          TALEND LTD, a company incorporated and registered in England and Wales with company number 06844892 whose registered office is at 1d Maidenhead Vanwall Road, Vanwall Business Park, Maidenhead, Berkshire, England SL6 4UB (the “Company”); and

(2)          PACIFIC WESTERN BANK, a Californian state chartered bank whose address is 406 Blackwell Street, Suite 240, Durham, North Carolina 27701, USA (the “Lender”).

BACKGROUND

(A)         The Lender has agreed, pursuant to the Loan and Security Agreement (as defined below), to provide the Borrowers (as defined below) with loan facilities on a secured basis.

(B)         Under this deed, the Company provides Security to the Lender for the loan facilities made available to the Borrowers under the Loan and Security Agreement.

AGREED TERMS

1              DEFINITIONS AND INTERPRETATION

1.1           Definitions

The following definitions apply in this deed.

Administrator: an administrator appointed to manage the affairs, business and property of the Company pursuant to clause 13.9.

Book Debts: all present and future book and other debts, revenues, receivables and monetary or other claims both present and future due or owing or which may become due or owing to the Company, and the benefit of all Security, guarantees and other rights of any nature enjoyed or held by the Company in relation to any of them.

Borrowers: means each of:

(a)     Talend, Inc., of 800 Bridge Parkway, Suite 200, Redwood City, California 94065;

(b)     Talend USA, INC., of 800 Bridge Parkway, Suite 200, Redwood City, California 94065; and

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(c)     Stitch Inc., of 800 Bridge Parkway, Suite 200, Redwood City, California 94065

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Copyrights: any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

Delegate: any person appointed by the Lender or any Receiver pursuant to clause 18  (Delegate) and any person appointed as attorney of the Lender, Receiver or Delegate.

Designated Account: any account of the Company agreed between the Lender and the Company as a designated account for the purposes of this deed.

Environment: the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media.

Environmental Law: all applicable laws, statutes, regulations, secondary legislation, bye-laws, common law, directives, treaties and other measures, judgments and decisions of any court or tribunal, codes of practice and guidance notes in so far as they relate to or apply to the Environment.

Equipment: all present and future equipment, plant, machinery, tools, vehicles, furniture, fittings, installations and apparatus and other tangible moveable property for the time being owned by the Company, including any part of it and all spare parts, replacements, modifications and additions.

Event of Default: has the meaning given to that term in the Loan and Security Agreement.

Financial Collateral: shall have the meaning given to that expression in the Financial Collateral Regulations.

Financial Collateral Regulations: the Financial Collateral Arrangements (No 2) Regulations 2003 (SI 2003/3226).

Guarantee: the guarantee granted by the Company in favour of the Lender, dated on or around the date of this deed.

Insurance Policy: each contract and policy of insurance effected or maintained by the Company from time to time in respect of its assets or business (including, without limitation, any insurances relating to the Properties or the Equipment).

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Intellectual Property: the Company's present and future Patents, Trademarks, trade names, business names, designs, design rights now or hereafter existing, created, acquired or held, Copyrights, computer programs, computer software and computer software products now or hereafter existing, created, acquired or held, inventions, topographical or similar rights, confidential information and know-how and any interest in any of these rights and in each case in any part of the world, whether or not registered, including all applications and rights to apply for registration and all fees, royalties and other rights derived from, or incidental to, such rights; and any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right but not the obligation, to sue for and collect such damages for the use or infringement of the intellectual property rights identified above; all licence or other rights to use any of the Copyrights, Patents or Trademarks and all licence fees and royalties arising from such use; and all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

Investments: all present and future certificated stocks, shares, loan capital, securities, debentures, debenture stock, loan notes, bills, warrants, coupons, deposit receipts or certificates, bonds and investments (whether or not marketable) and all other interests in (and form) any company, firm, consortium or entity wheresoever situated, for the time being owned (at law or in equity) by the Company, including without limitation any:

(a)     dividend, interest or other distribution paid or payable in relation to any of the Investments; and

(b)     right, money, shares or property accruing, offered or issued at any time in relation to any of the Investments by way of redemption, substitution, exchange, conversion, bonus, preference or otherwise, under option rights or otherwise.

Limitation Acts: means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

Loan Documents: has the meaning given to that term in the Loan and Security Agreement.

Loan and Security Agreement: the loan and security agreement dated 14 February 2019 and made between (1) the Borrowers and (2) the Lender, for the provision of the loan facilities secured by this deed, as the same may be amended, amended and restated, novated, varied and/or supplemented from time to time.

LPA 1925: Law of Property Act 1925.

Material Adverse Change: means a material adverse effect on (i) the operations, business or financial condition of Talend SA and its subsidiaries, taken as a whole; (ii) the ability of the Company to perform its obligations under this deed; (iii) the Company’s interest in, or the perfection or priority of the

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Lender’s Security in, the Secured Assets or (iv) the ability of the Lender to enforce or collect the Secured Liabilities.

Patents: all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extension and continuations-in-part of the same.

Permitted Liens: has the same meaning as defined in the Supplemental Agreement.

Properties: all freehold and leasehold properties (whether registered or unregistered) and all commonhold properties, now or in the future (and from time to time) owned by or vested in the Company, or in which the Company holds any estate or interest (including, but not limited to, the properties specified in Schedule 1  (Property)), and Property means any of them.

Receiver: a receiver, receiver and manager or administrative receiver of any or all of the Secured Assets appointed by the Lender under clause 16  (Receiver).

Registration Requirements: means as applicable:

(a)     registration of this deed at Companies House and payment of associated fees; and

(b)     registration of this deed at the Land Registry or Land Charges Registry in England and Wales and payment of associated fees.

Relevant Agreement: each agreement as may be specified in Schedule 2  (Relevant Agreement).

Reservations: means:

(a)        the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)        the time barring of claims under the Limitation Acts the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)        similar principles, rights and defences under the laws of any relevant jurisdiction.

Secured Assets: all the assets, property and undertaking for the time being subject to the Security created by, or pursuant to, this deed.

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Secured Liabilities: all present and future monies, obligations and liabilities owed by the Borrowers and/or the Company to the Lender, whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity arising under or in connection with the  Loan and Security Agreement, the Loan Documents, the Guarantee and any document related thereto and/or this deed, together with all interest (including, without limitation, default interest) accruing in respect of those monies or liabilities and all costs, expenses or other charges incurred by the Lender and/or Receiver (including any Receiver’s remuneration) in relation to this deed.

Security Financial Collateral Arrangement: shall have the meaning given to that expression in the Financial Collateral Regulations.

Security: any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect.

Security Period: the period starting on the date of this deed and ending on the date on which all of the Secured Liabilities (other than contingent indemnification and reimbursements obligations not yet due, and obligations which have been cash collateralised in an amount equal to such obligations, in a manner reasonably acceptable to the Lender) have been unconditionally and irrevocably paid and discharged in full and all facilities which might give rise to any Secured Liabilities have been terminated.

Supplemental Agreement: the supplemental agreement dated 12 April 2019 between the Lender and Talend SA, as amended, restated, modified or otherwise supplemented from time to time.

Talend SA: means Talend SA, a societe anonyme, incorporated under French laws, whose registered office is located at 9 Rue Pages, 92150 Suresnes, France,  identified with the corporate and trade register of Nanterre under number 484 175 252, being the parent company of the Company.

Trademarks: any trademark, service mark, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company connected with and represented by such trademarks.

1.2         Interpretation

In this deed:

1.2.1      Clause, Schedule and paragraph headings shall not affect the interpretation of this deed;

1.2.2       a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons,

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government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality) and that person's personal representatives, successors, permitted assigns and permitted transferees;

1.2.3        unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

1.2.4        unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

1.2.5        a reference to a party shall include that party's successors, permitted assigns and permitted transferees;

1.2.6       a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

1.2.7       a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;

1.2.8        a reference to writing or written includes fax but not e-mail;

1.2.9        an obligation on a party not to do something includes an obligation not to allow that thing to be done;

1.2.10     a reference to this deed (or any provision of it) or to any other agreement or document referred to in this deed is a reference to this deed, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this deed) from time to time;

1.2.11      unless the context otherwise requires, a reference to a clause or Schedule is to a clause of, or Schedule to, this deed;

1.2.12     any words following the terms including,  include,  in particular,  for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

1.2.13     a reference to an amendment includes a novation, re-enactment, supplement or variation (and amended shall be construed accordingly);

1.2.14      a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

1.2.15     a reference to an authorisation includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

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1.2.16     a reference to continuing in relation to an Event of Default means an Event of Default that has not been remedied in accordance with the Loan and Security Agreement or waived;

1.2.17     a reference to determines or determined means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it;

1.2.18      a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

1.2.19     a  Default or Event of Default is continuing if it has not been waived in writing by the Lender or cured within any applicable cure period.

1.3           Clawback

Save in the circumstances where the amounts owing by the Borrowers are being refinanced by a third party, if the Lender considers that an amount paid by the Borrowers and/or the Company in respect of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration (or analogous insolvency process in the jurisdiction of the Borrowers) of the Borrowers and/or the Company or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this deed.

1.4           Nature of Security over Real Property

A reference in this deed to a charge or mortgage of or over any Property includes:

1.4.1       all buildings and fixtures and fittings (including trade and tenant's fixtures and fittings) that are situated on or form part of that Property at any time;

1.4.2       the proceeds of the sale of any part of that Property and any other monies paid or payable in respect of or in connection with that Property;

1.4.3       the benefit of any covenants for title given, or entered into, by any predecessor in title of the Company in respect of that Property, and any monies paid or payable in respect of those covenants; and

1.4.4        all rights under any licence, agreement for sale or agreement for lease in respect of that Property.

1.5           Law of Property (Miscellaneous Provisions) Act 1989

For the purposes of section 2 of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the Loan and Security Agreement and of any side letters between any parties in relation to the Loan and Security Agreement are incorporated into this deed.

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1.6           Perpetuity Period

If the rule against perpetuities applies to any trust created by this deed, the perpetuity period shall be 125 years (as specified by section 5(1) of the Perpetuities and Accumulations Act 2009).

1.7           Schedules

The Schedules form part of this deed and shall have effect as if set out in full in the body of this deed. Any reference to this deed includes the Schedules.

2              COVENANT TO PAY

The Company hereby covenants on demand to pay to the Lender and discharge all of the Secured Liabilities when they become due.

3              GRANT OF SECURITY

3.1           As a continuing Security for the payment and discharge of the Secured Liabilities, the Company with full title guarantee charges to the Lender, by way of first legal mortgage, each Property specified in Schedule 1  (Property).

3.2           As a continuing Security for the payment and discharge of the Secured Liabilities, the Company with full title guarantee charges to the Lender by way of first fixed charge:

3.2.1        all Properties acquired by the Company in the future;

3.2.2        all present and future interests of the Company not effectively mortgaged or charged under the preceding provisions of this clause 3 in, or over, freehold or leasehold property (whether registered or unregistered);

3.2.3       all present and future rights, licences, guarantees, rents, deposits, contracts, covenants and warranties relating to each Property;

3.2.4        all licences, consents and authorisations (statutory or otherwise) held or required in connection with the Company's business or the use of any Secured Asset, and all rights in connection with them;

3.2.5        all its present and future goodwill;

3.2.6        all its uncalled capital;

3.2.7        all the Equipment;

3.2.8        all the Intellectual Property;

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3.2.9        all the Book Debts;

3.2.10      all the Investments;

3.2.11      all monies from time to time standing to the credit of any Designated Account;

3.2.12     all its rights in each Insurance Policy, including all claims, the proceeds of all claims and all returns of premium in connection with each Insurance Policy, to the extent not effectively assigned under clause 3.3.1; and

3.2.13     the benefit of each Relevant Agreement and the benefit of any guarantee or Security for the performance of a Relevant Agreement, to the extent not effectively assigned under clause 3.3.2.

3.3           As a continuing Security for the payment and discharge of the Secured Liabilities, the Company with full title guarantee assigns to the Lender absolutely, subject to a proviso for reassignment on irrevocable discharge in full of the Secured Liabilities to the satisfaction of the Lender:

3.3.1       all its rights in each Insurance Policy, to the extent that such rights are capable of being assigned, including all claims, the proceeds of all claims and all returns of premium in connection with each Insurance Policy; and

3.3.2        the benefit of each Relevant Agreement and the benefit of any guarantee or Security for the performance of a Relevant Agreement, to the extent that such benefit is capable of being assigned.

3.4           As a continuing Security for the payment and discharge of the Secured Liabilities, the Company with full title guarantee charges to the Lender, by way of first floating charge, all the undertaking, property, assets and rights of the Company at any time not effectively mortgaged, charged or assigned pursuant to clause 3.1 to clause 3.3 inclusive.

3.5           Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by clause 3.4.

3.6           The floating charge created by clause 3.4 shall automatically and immediately (without notice) be converted into a fixed charge over the assets subject to that floating charge if:

3.6.1        the Company:

(a)     creates, or attempts to create, without the prior written consent of the Lender, a Security or a trust in favour of another person over all or any part of the Secured Assets (except as expressly permitted by the terms of this deed or the Supplemental Agreement); or

(b)     disposes, or attempts to dispose of, all or any part of the Secured Assets (except as expressly permitted by the terms of this deed or the

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Supplemental Agreement and other than Secured Assets that are only subject to the floating charge while it remains uncrystallised);

3.6.2        any person levies (or attempts to levy) any distress, attachment, execution or other process against Secured Assets having an aggregate value of more than US $2,000,000;

3.6.3        a resolution is passed or an order is made for the winding-up, dissolution, administration or re-organisation of the Company; or

3.6.4        any person (who is entitled to do so) gives notice of its intention to appoint an administrator to the Company or files such notice with the court except where such steps are frivolous or vexatious and are discharged, stayed or dismissed within 14 days of commencement.

3.7           The Lender may, in its sole discretion, by written notice to the Company, convert the floating charge created under this deed into a fixed charge as regards any part of the Secured Assets specified by the Lender in that notice if:

3.7.1        an Event of Default occurs and is continuing; or

3.7.2        the Lender considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process.

3.8           Any floating charge which was crystallised under 3.6 or 3.7 may by notice in writing given at any time by the Lender to the Company be reconverted into a floating charge in relation to the assets specified in such notice.

3.9           Any asset acquired by the Company after any crystallisation of the floating charge created under this deed that, but for that crystallisation, would be subject to a floating charge under this deed, shall (unless the Lender confirms otherwise to the Company in writing) be charged to the Lender by way of first fixed charge.

4              LIABILITY OF THE COMPANY

4.1           The Company's liability under this deed in respect of any of the Secured Liabilities shall not be discharged, prejudiced or affected by:

4.1.1        any Security, guarantee, indemnity, remedy or other right held by, or available to, the Lender that is, or becomes, wholly or partially illegal, void or unenforceable on any ground;

4.1.2        the Lender renewing, determining, varying, amending or increasing any facility or other transaction (or any documents relating thereto) including, without limitation, the Loan and Security Agreement, in any manner or concurring in, accepting or varying any compromise, arrangement or settlement, or omitting to claim or enforce payment from any other person; or

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4.1.3        any other act or omission that, but for this clause 4.1, might have discharged, or otherwise prejudiced or affected, the liability of the Company.

4.2           The Company waives any right it may have to require the Lender to enforce any Security or other right, or claim any payment from, or otherwise proceed against, any other person before enforcing this deed against the Company.

5              REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants each of the representations and warranties set out in this clause 5 to the Lender.

5.1          The Company is now and will at all times during the continuance of this Security be the sole legal and beneficial owner of the Secured Assets except for any non-exclusive licences granted by the Company to its customers in the ordinary course of business.

5.2          The Company is now and will at all times during the continuance of this Security be a limited liability corporation, duly incorporated and validly existing and in good standing under the law of its jurisdiction of incorporation except where the failure to be in good standing would not result in a Material Adverse Change, the name of the Company is as set out at the head of this deed as at the date hereof and the Company has the power to own its own property and other assets and carry on business as it is being conducted.

5.3           The Company has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance of and delivery of this deed and the transactions contemplated by this deed.

5.4           The Company is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on:

(a)     the operations, business or financial condition of the Company;

(b)      its ability to repay the Secured Liabilities or perform its obligations under this deed and/or the Loan and Security Agreement; and

(c)     the Secured Assets or the perfection or priority of the Lender’s interest in the Secured Assets.

5.5          The Secured Assets are free from any Security other than Permitted Liens and the Security created by this deed and, subject to the Registration Requirements and Reservations, the Lender has and will continue to have a first ranking and enforceable Security over all of the Secured Assets, subject only to the Permitted Liens.

5.6          The Company has not received, or acknowledged notice of, any adverse claim in an amount exceeding US $1,000,000 for all such claims, by any person in respect of the Secured Assets or any interest in them (save in respect of Permitted Liens).

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5.7          The Company is the sole owner of the Intellectual Property, except for any non-exclusive licences granted by the Company to its customers in the ordinary course of business and intercompany licensing of intellectual property in connection with cost-sharing arrangements, distribution, marketing, make-sell and other similar arrangements. To the best of the Company’s knowledge, each of the Copyrights, Trademarks and Patents material to the conduct of its business is valid and enforceable and no part of the Intellectual Property material to the conduct of the business has been judged invalid or unenforceable, in whole or in part, and no claim has been made to the Company that any part of the Intellectual Property violates the rights of any third party except to the extent such claim or violation would not reasonably be expected to cause a Material Adverse Change.

5.8          To the best of the Company’s knowledge there is no breach of any law or regulation that materially and adversely affects the Secured Assets.

5.9          The Company has, at all times, complied in all material respects with all legislation and regulations applicable to it and the Secured Assets, including but not limited to those relating to the Company’s ownership of the Secured Assets, the conduct and licensing of the Company’s business and all Environmental Law. The Company has obtained all consents, approvals and authorisations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of the Company’s business as currently conducted, except where failure to do so would not reasonably be expected to cause a Material Adverse Change.

5.10        This deed (and the obligations assumed under this deed) constitutes and will constitute the legal, valid, binding and enforceable obligations of the Company, and is and will continue to be effective Security over all and every part of the Secured Assets in accordance with its terms.

5.11        The execution, delivery and performance by the Company of this deed and all other documents contemplated by this deed are not subject to any consents required to be obtained by the Company which have not been obtained, are enforceable against the Company in accordance with their terms and do not violate the Company’s constitutional documents or any law or regulation or any material agreement or instrument which is binding upon the Company or the Secured Assets.

5.12         The Investments are fully paid and are not subject to any option to purchase or similar rights.

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5.13         No constitutional document of an issuer of an Investment, nor any other agreement:

(a)     restricts or inhibits any transfer of the Investments on creation or enforcement of the Security constituted by this deed; or

(b)     contains any rights of pre-emption in relation to the Investments.

5.14        As of the date hereof, there is no claim, suit, litigation, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened in writing against or affecting the Company in any court or before any governmental agency that could reasonably be expected to result in damages of more than US $2,000,000.

5.15        The Company is able to pay its debts as they fall due and the value of the Company’s assets exceeds the value of its liabilities.

5.16        The representations and warranties set out in clause 5.1 to clause 5.15 are made by the Company on the date of this deed and the representations and warranties set out in clauses 5.1, 5.2, 5.3, 5.4, 5.5, 5.8, 5.10, 5.12 and 5.13, continue to be true throughout the Security Period except to the extent that such representations or warranties relate to a particular date.

6              GENERAL COVENANTS

6.1           Negative Pledge and Disposal Restrictions

The Company shall not at any time, except with the prior written consent of the Lender:

6.1.1       create, purport to create or permit to subsist any Security on, or in relation to, any Secured Asset other than any Security created by this deed or any Permitted Liens;

6.1.2       sell, assign, transfer, part with possession of, or otherwise dispose of in any manner (or purport to do so), all or any part of, or any interest in, the Secured Assets (except, in the ordinary course of business, Secured Assets that are only subject to an uncrystallised floating charge or pursuant to a Permitted Lien or transfers or disposals permitted by the Supplemental Agreement); or

6.1.3       create or grant (or purport to create or grant) any interest whatsoever in the Secured Assets in favour of a third party (except, in the ordinary course of business, Secured Assets that are only subject to an uncrystallised floating charge or pursuant to a Permitted Lien).

6.2           Preservation of Secured Assets

The Company shall not do, or permit to be done, any act or thing that would depreciate, jeopardise or otherwise prejudice in any material way or the Security held by the Lender, or materially diminish the value of any of the Secured Assets. The Company will promptly advise the Lender in writing of any material loss or damage to the Secured Assets.

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6.3           Compliance With Laws and Regulations

6.3.1        The Company shall not, without the Lender's prior written consent, use or permit the Secured Assets to be used in any way contrary (in any material respect) to applicable law.

6.3.2        The Company will comply, in all material respects, with all provisions of all law and regulations applicable to the Company, including but not limited to those relating to the Company’s ownership of the Secured Assets, the conduct and licensing of the Company’s business and all Environmental Law, except where a failure to do so would not reasonably result in liability exceeding US $1,000,000 (or its equivalent in any other relevant currency).

6.3.3        The Company shall:

(a)      comply, in all material respects, with the requirements of any law and regulation relating to or affecting the Secured Assets or the use of it or any part of them;

(b)     obtain, and promptly renew from time to time, and comply, in all material respects, with the terms of all authorisations that are required in connection with the Secured Assets or their use or that are necessary to preserve, maintain or renew any Secured Asset; and

(c)      promptly effect any maintenance, modifications, alterations or repairs that are required to keep the Secured Assets in good and merchantable condition (fair wear and tear excepted) or as required by any law or regulation to be effected on or in connection with the Secured Assets, in each case except where the failure to do so would not reasonably be expected to cause a Material Adverse Change.

6.4           Enforcement of Rights

The Company shall use its reasonable commercial endeavours to enforce any rights and institute, continue or defend any proceedings relating to any of the Secured Assets which the Lender may reasonably require from time to time.

6.5           Notice of Misrepresentation and Breaches

The Company shall, promptly on any executive officer of the company becoming aware of any of the same, give the Lender notice in writing of:

6.5.1       any representation or warranty set out in this deed that is incorrect or misleading in any material respect when made or deemed to be repeated and which results in a Material Adverse Change;

6.5.2        any breach of any covenant set out in this deed;

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6.5.3        the occurrence of any Event of Default;

6.5.4        any meeting of creditors whether called by the Company or otherwise to discuss, or any proposal or application for the appointment of an administrator, receiver, manager, liquidator, or similar official in respect of the Company or any of its assets and if any such official is appointed; and

6.5.5        any change of any of its executive officers within 10 days after the date of such change.

6.6           Title Documents

The Company shall, on the execution of this deed or, if later, the date of acquisition of the relevant Secured Asset, deposit with the Lender and the Lender shall, for the duration of this deed be entitled to hold:

6.6.1        all deeds and documents of title relating to the Secured Assets that are in the possession or control of the Company (and if these are not within the possession or control of the Company, the Company undertakes to use reasonable endeavours to obtain possession of all these deeds and documents of title);

6.6.2       all deeds and documents of title (if any) relating to the Book Debts as the Lender may reasonably specify from time to time; and

6.6.3        copies of all the Relevant Agreements, certified to be true copies by either a director of the Company or by the Company's solicitors (as the Lender may reasonably require).

6.7           Insurance

6.7.1       The Company shall procure that the Secured Assets are insured and kept insured (or where, in the case of any leasehold property, insurance is the responsibility of the landlord under the terms of the lease, either procure that the landlord insures and keeps insured or, if and to the extent that the landlord does not do so, itself insure and keep insured) against such risks and in such amounts that are customary and in accordance with standard practice for the Company's industry and locations.

6.7.2       The Company shall, if requested by the Lender, produce to the Lender the policy, certificate or cover note relating to the insurance required by clause 6.7.1.

6.7.3        The Company shall, if requested by the Lender, procure that the Lender is named as composite insured with the Company on each Insurance Policy maintained by it or any person on its behalf in accordance with clause 6.7.1 and as first loss payee in respect of each Insurance Policy and that the terms of each Insurance Policy require the insurer not to invalidate the policy as against the Lender by reason of the act or default of any other joint or named insured and not to cancel it without giving at least 30 days' prior written notice to the Lender.

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6.7.4       The Company shall ensure that all premiums in respect of each Insurance Policy maintained by it in accordance with clause 6.7.1 are promptly paid and do all other things necessary to keep that policy in full force and effect.

6.8           No Invalidation of Insurance

The Company shall not do or omit to do, or permit to be done or omitted, any act or thing that may invalidate or otherwise materially prejudice any Insurance Policy maintained in accordance with clause 6.7.1.

6.9           Proceeds of Insurance Policies

6.9.1        Prior to the occurrence of an Event of Default which is continuing, all monies received or receivable by the Company under any insurance policy maintained in accordance with clause 6.7.1 (including all monies received or receivable by it under any Insurance Policy) shall be applied in repairing, replacing, restoring or rebuilding the property or assets  destroyed including, for the avoidance of doubt, reimbursing the Company for its costs in effecting the same.

6.9.2        Following the occurrence of an Event of Default which is continuing, all monies received or receivable by the Company under any insurance policy maintained in accordance with clause 6.7.1 (including all monies received or receivable by it under any Insurance Policy) at any time (whether or not the Security constituted by this deed has become enforceable) shall:

(a)     immediately be paid to the Lender;

(b)      if they are not paid directly to the Lender by the insurers, be held by the Company as trustee of the same for the benefit of the Lender (and the Company shall account for them to the Lender); and

(c)      at the option of the Lender, be applied in making good or recouping expenditure in respect of the loss or damage for which those monies are received or in, or towards, discharge or reduction of the Secured Liabilities.

6.10         Notices to be given by the Company

The Company shall promptly, but in any event within 5 Business Days, on the execution of this deed (or, if later, the date of acquisition of the relevant Secured Asset):

6.10.1      give notice to each counterparty to a Relevant Agreement that it has charged or assigned its rights and interest in and under that Relevant Agreement under clause 3  (Grant of Security) and use reasonable endeavours to procure that

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each addressee of any such notice provides to the Lender an acknowledgement of the notice of the Lender's interest;

6.10.2     give notice to any bank, financial institution or other person (excluding the Lender) with whom it has an account that it has charged to the Lender its rights and interests under that account under clause 3.2.11 and use reasonable endeavours to procure that each addressee of any such notice provides to the Lender an acknowledgement of the notice of the Lender's interest.

The Company shall obtain the Lender's prior approval of the form of any notice or acknowledgement to be used under this clause 6.10.

6.11         Information

The Company shall:

6.11.1     promptly give the Lender and/or Talend SA such information and documentation relating to the Company as may be required to be provided by Talend SA to the Lender under the terms of the Loan and Security Agreement;

6.11.2      promptly give the Lender such information concerning the location, condition, use and operation of the Secured Assets as the Lender may reasonably require;

6.11.3     permit any persons designated by the Lender and any Receiver to enter on its premises and inspect and examine any Secured Asset, and the records relating to that Secured Asset, at all reasonable times and on reasonable prior notice provided that, so long as no Event of Default is continuing, such access shall be limited to once in each year; and

6.11.4     promptly notify the Lender in writing of any action, claim or demand made by or against it in connection with any Secured Asset which, if adversely determined, could reasonably be expected to give rise to a Material Adverse Change, together with, the Company's proposals for settling, liquidating, compounding or contesting any such action, claim or demand and shall, subject to the Lender's prior approval, implement those proposals at its own expense.

6.12         Payment of Outgoings

The Company shall promptly pay all taxes, fees, licence duties, registration charges, insurance premiums and other material outgoings in respect of the Secured Assets and, within 5 Business Days of demand, produce evidence of payment to the Lender.

7              PROPERTY COVENANTS

7.1           Maintenance

The Company shall keep all buildings and all fixtures on each Property in good and substantial repair and condition (ordinary wear and tear excepted).

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7.2           Preservation of Property, Fixtures and Equipment

The Company shall not, without the prior written consent of the Lender:

7.2.1       pull down or remove the whole, or any part of, any building forming part of any Property or permit the same to occur;

7.2.2       make or permit any material alterations to any Property, or sever or remove, or permit to be severed or removed, any of its fixtures;

7.2.3        remove or make any material alterations to any of the Equipment belonging to, or in use by, the Company on any Property (except to effect necessary repairs or replace them with new or improved models or substitutes); or

7.2.4       become a lessee under any lease affecting any real property pursuant to which the lessor may obtain any rights in any of the Secured Assets.

7.3           Conduct of Business on Properties

The Company shall carry on its trade and business on those parts (if any) of the Properties as are used for the purposes of trade or business in accordance with the standards of good management from time to time current in that trade or business.

7.4           Planning Information

The Company shall:

7.4.1       give full particulars to the Lender of any notice, order, direction, designation, resolution or proposal given or made by any planning authority or other public body or authority (“Planning Notice”) that specifically applies to any Property, or to the locality in which it is situated, within seven days after becoming aware of the relevant Planning Notice; and

7.4.2       (if the Lender so requires) immediately, and at the cost of the Company, take all reasonable and necessary steps to comply with any Planning Notice, and make, or join with the Lender in making, any objections or representations in respect of that Planning Notice that the Lender may desire.

7.5           Compliance with Covenants

The Company shall:

7.5.1       observe and perform in all material respects all covenants, stipulations and conditions to which each Property, or the use of it, is or may be subjected, and (if the Lender so requires, acting reasonably) produce evidence sufficient to satisfy the Lender that those covenants, stipulations and conditions have been observed and performed;

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7.5.2       diligently enforce in accordance with its business judgment all material covenants, stipulations and conditions benefiting each Property and shall not (and shall not agree to) waive, release or vary any of the same; and

7.5.3       (without prejudice to the generality of the foregoing) where a Property, or part of it, is held under a lease, duly and punctually perform and observe all the tenant's covenants and conditions.

7.6           Payment of Rent and Outgoings

The Company shall:

7.6.1        where a Property, or part of it, is held under a lease, duly and punctually pay all rents due from time to time;

7.6.2        pay (or procure payment of the same) when due all material charges, rates, taxes, duties, assessments and other outgoings relating to or imposed on each Property or on its occupier; and

7.6.3       comply in all material respects with the terms of any such lease and with any lease of property where any of the Secured Assets now or in the future may be located.

7.7           Maintenance of Interests in Properties

The Company shall not, without the prior written consent of the Lender:

7.7.1        grant, or agree to grant, any licence or tenancy affecting the whole or any part of any Property, or exercise, or agree to exercise, the statutory powers of leasing or of accepting surrenders under sections 99 or 100 of the Law of Property Act 1925; or

7.7.2       in any other way dispose of, surrender or create, or agree to dispose of surrender or create, any legal or equitable estate or interest in the whole or any part of any Property.

7.8           Environment

The Company shall:

7.8.1       comply in all material respects with all the requirements of Environmental Law both in the conduct of its general business and in the management, possession or occupation of each Property; and

7.8.2       obtain and comply in all material respects with all authorisations, permits and other types of licences necessary under Environmental Law.

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7.9           Property Information

The Company shall inform the Lender promptly of any acquisition by the Company of, or contract made by the Company to acquire, any freehold, leasehold or other interest in any property.

7.10         VAT Option to Tax

The Company shall not, without the prior written consent of the Lender:

7.10.1      exercise any VAT option to tax in relation to any Property; or

7.10.2      revoke any VAT option to tax exercised, and disclosed to the Lender, before the date of this deed.

7.11         Registration at the Land Registry

The Company consents to an application being made by the Lender to the Land Registrar for the following restriction to be registered against its title to each Property:

"No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction is to be registered without a written consent signed by the proprietor for the time being of the charge dated [DATE] 2019  in favour of Pacific Western Bank referred to in the charges register or its conveyancer."

8              INVESTMENTS COVENANTS

8.1           The Company shall:

(a)      on the execution of this deed, deposit with the Lender all stock or share certificates and other documents of title or evidence of ownership relating to any Investments owned by the Company at that time; and

(b)      on the purchase or acquisition by it of Investments after the date of this deed, deposit with the Lender all stock or share certificates and other documents of title or evidence of ownership relating to those Investments.

8.2           At the same time as depositing documents with the Lender in accordance with clause 8.1(a) or clause 8.1(b), the Company shall also deposit with the Lender:

(a)      all stock transfers forms relating to the relevant Investments duly completed and executed by or on behalf of the Company, but with the name of the transferee, the consideration and the date left blank; and

(b)     any other documents (in each case duly completed and executed by or on behalf of the Company) that the Lender may reasonably request in order to enable it or any of its nominees, or any purchaser or transferee,

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to be registered as the owner of, or otherwise obtain a legal title to, or to perfect its Security in any of the relevant Investments,

so that the Lender may, at any time and without notice to the Company, complete and present those stock transfer forms and other documents to the issuer of the Investments for registration.

8.3           The Company shall terminate with immediate effect all nominations it may have made (including, without limitation, any nomination made under section 145 or section 146 of the Companies Act 2006) in respect of any Investments and, pending that termination, procure that any person so nominated:

(a)     does not exercise any rights in respect of any Investments without the prior written approval of the Lender; and

(b)     immediately on receipt by it, forward to the Lender all communications or other information received by it in respect of any Investments for which it has been so nominated.

8.4          The Company shall not, during the Security Period, exercise any rights (including, without limitation, any rights under sections 145 and 146 of the Companies Act 2006) to nominate any person in respect of any of the Investments.

The Company shall:

8.5           obtain all consents, waivers, approvals and permissions that are necessary, under the articles of association (or otherwise) of an issuer, for the transfer of the Investments to the Lender or its nominee, or to a purchaser on enforcement of this deed; and

8.6           procure the amendment of the share transfer provisions (including, but not limited to, deletion of any pre-emption provisions) under the articles of association, other constitutional documents or otherwise of each issuer in any manner that the Lender may require in order to permit the transfer of the Investments to the Lender or its nominee, or to a purchaser on enforcement of this deed.

8.7          Before the Security constituted by this deed becomes enforceable, the Company may retain and apply for its own use all dividends, interest and other monies paid or payable in respect of the Investments and, if any are paid or payable to the Lender or any of its nominees, the Lender will hold all those dividends, interest and other monies received by it for the Company and will pay them to the Company promptly on request; and

8.8          Before the Security constituted by this deed becomes enforceable, the Company may exercise all voting and other rights and powers in respect of the Investments or, if any of the same are exercisable by the Lender of any of its nominees, to direct in writing the exercise of those voting and other rights and

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powers provided that it shall not do so in any way that would breach any provision of the Loan and Security Agreement or this deed or for any purpose inconsistent with the Loan and Security Agreement or this deed.

8.8.1       The Company shall indemnify the Lender against any loss or liability incurred by the Lender (or its nominee) as a consequence of the Lender (or its nominee) acting in respect of the Investments at the direction of the Company.

8.8.2       The Lender shall not, by exercising or not exercising any voting rights or otherwise, be construed as permitting or agreeing to any variation or other change in the rights attaching to or conferred by any of the Investments that the Lender considers prejudicial to, or impairing the value of, the Security created by this deed.

8.9           After the Security constituted by this deed has become enforceable:

(a)      all dividends and other distributions paid in respect of the Investments and received by the Company shall be held by the Company on trust for the Lender and immediately paid into a Designated Account or, if received by the Lender, shall be retained by the Lender; and

(b)      all voting and other rights and powers attaching to the Investments shall be exercised by, or at the direction of, the Lender and the Company shall, and shall procure that its nominees shall, comply with any directions the Lender may give, in its absolute discretion, concerning the exercise of those rights and powers.

8.10        The Company shall promptly pay all calls, instalments and other payments that may be or become due and payable in respect of all or any of the Investments. The Company acknowledges that the Lender shall not be under any liability in respect of any such calls, instalments or other payments.

8.11         The Company shall not, without the prior written consent of the Lender, amend:

(a)     the memorandum or articles of association, or any other constitutional documents, of any issuer that is not a public company; or

(b)     the rights or liabilities attaching to any of the Investments,

which has a material and adverse effect on the rights of the Lender to the Investments under this deed or the Company’s interest in, or the value, perfection or priority of the Lender’s Security in, the Investments.

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8.12        The Company shall ensure (as far as it is able to by the exercise of all voting rights and powers of control) that any issuer that is not a public company shall not:

(a)     consolidate or subdivide any of its Investments, or reduce or re-organise its share capital in any way;

(b)     issue any new shares or stock; or

(c)      refuse to register any transfer of any of its Investments that may be lodged for registration by, or on behalf of, the Lender or the Company in accordance with this deed.

8.13        The Company shall, promptly following receipt, send to the Lender copies of any notice, circular, report, accounts and any other document received by it that relates to the Investments.

9              EQUIPMENT COVENANTS

9.1           The Company shall:

(a)      maintain the Equipment in good and serviceable condition (except for expected fair wear and tear) in compliance in all material respects with all relevant manuals, handbooks, manufacturer's instructions and recommendations and maintenance or servicing schedules;

(b)      at its own expense, renew and replace any parts of the Equipment when they become obsolete, worn out or damaged with parts of a similar quality and of equal or greater value insofar as such Equipment is necessary for the ongoing conduct of the Company's business; and

9.2          The Company shall promptly pay all material taxes, fees, licence duties, registration charges, insurance premiums and other outgoings in respect of the Equipment and, on demand, produce evidence of such payment to the Lender.

9.3          The Company shall, if so requested by the Lender, affix to and maintain on each item of Equipment in a conspicuous place, a clearly legible identification plate containing the following wording:

"NOTICE OF CHARGE

This [DESCRIBE ITEM] and all additions to it [and ancillary equipment] are subject to a fixed charge dated [DATE] in favour of Pacific Western Bank."

10            BOOK DEBTS COVENANTS

10.1         The Company shall:

(a)      as an agent for the Lender, following the enforcement of this deed, collect in and realise all Book Debts, pay the proceeds into a Designated Account (or if there is no Designated Account, such account as the Lender may direct) immediately on receipt and, pending that payment, hold those proceeds in trust for the Lender;

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(b)      not, at any time on or following the enforcement of this deed, withdraw any amounts standing to the credit of any Designated Account; and

(c)      at any time during the Security Period, if called on to do so by the Lender, execute a legal assignment of the Book Debts to the Lender on such terms as the Lender may require and immediately on enforcement of this deed give notice of that assignment to the debtors from whom the Book Debts are due, owing or incurred.

10.2        The Company shall not at any time during the Security Period (except with the prior written consent of the Lender) release, exchange, compound, set-off, grant time or indulgence in respect of, all or any of the Book Debts.

11            RELEVANT AGREEMENTS COVENANTS

11.1        The Company shall, unless the Lender agrees otherwise in writing, comply in all material respects with the material terms of each Relevant Agreement and any other document, agreement or arrangement comprising the Secured Assets (including the Insurance Policies to the extent that they apply to the Company).

11.2         The Company shall not, unless the Lender agrees otherwise in writing:

(a)     amend or vary or agree to any change in, or waive any requirement of;

(b)     settle, compromise, terminate, rescind or discharge (except by performance); and

(c)      abandon, waive, dismiss, release or discharge any action, claim or proceedings against any counterparty to a Relevant Agreement or other person in connection with,

any Relevant Agreement and any other document, agreement or arrangement comprising the Secured Assets (other than the Insurance Policies) if the same would have a material and adverse effect on the rights of the Lender under this deed or the Company’s interest in, or the perfection or priority of the Lender’s Security in, the Secured Assets.

11.3         Prior to entering into or becoming bound by any material licence or agreement in the future, the Company shall:

(a)      provide written notice to Lender of the material terms of such licence or agreement with a description of its likely impact on the Company’s business or financial condition; and

(b)      in good faith use its reasonable endeavours to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for the Company’s interest in such licences or contract rights to be deemed Secured Assets and for Lender to have Security in such licences or

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contract rights, provided, however, that the failure to obtain any such consent or waiver shall not constitute an Event of Default.

12            INTELLECTUAL PROPERTY COVENANTS

12.1         The Company shall:

(a)      take all necessary action to protect, safeguard, defend and maintain present and future rights in, or relating to, the Intellectual Property material to its business including (without limitation) by observing all material covenants and stipulations relating to those rights, and by paying all applicable renewal fees, licence fees and other outgoings; and

(b)     use its reasonable endeavours to prevent infringements of the Intellectual Property material to its business.

12.2         The Company shall:

(a)      give the Lender not less than 30 days prior written notice of the filing of any applications or registrations of any Intellectual Property, including the title of such Intellectual Property rights to be registered and the date such applications or registrations will be filed and shall keep the Lender informed of all matters relating to each such registration;

(b)     prior to the filing of any such applications or registrations, execute such documents as the Lender may reasonably request for the Lender to maintain its perfection in the Intellectual Property rights to be registered by the Company.

12.3        The Company shall not permit any Intellectual Property material to its business to be abandoned, cancelled, forfeited or to lapse.

13            POWERS OF THE LENDER

13.1         Power to Remedy

13.1.1     The Lender shall be entitled (but shall not be obliged) to remedy, at any time, a breach by the Company of any of its obligations contained in this deed.

13.1.2      The Company irrevocably authorises the Lender and its agents to do all things that are necessary for that purpose.

13.1.3     Any monies expended by the Lender in remedying a breach by the Company of its obligations contained in this deed shall be reimbursed by the Company to the Lender on a full indemnity basis and shall carry interest at the default rate of interest specified in the Loan and Security Agreement.

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13.2         Exercise of Rights

The rights of the Lender under clause 13.1 are without prejudice to any other rights of the Lender under this deed. The exercise of any rights of the Lender under this deed shall not make the Lender liable to account as a mortgagee in possession.

13.3         Power to Dispose of Chattels

13.3.1      At any time after the Security constituted by this deed has become enforceable, the Lender or any Receiver may, as agent for the Company, dispose of any chattels or produce found on any Property.

13.3.2     Without prejudice to any obligation to account for the proceeds of any disposal made under clause 13.3.1, the Company shall indemnify the Lender and any Receiver against any liability arising from any disposal made under clause 13.3.1 except to the extent such liability arises from the gross negligence or wilful misconduct of the Lender or Receiver.

13.4         Lender has Receiver’s Powers

To the extent permitted by law, any right, power or discretion conferred by this deed on a Receiver may, after the Security constituted by this deed has become enforceable, be exercised by the Lender in relation to any of the Secured Assets whether or not it has taken possession of any Secured Assets and without first appointing a Receiver or notwithstanding the appointment of a Receiver.

13.5         Conversion of Currency

13.5.1     For the purpose of, or pending the discharge of, any of the Secured Liabilities, the Lender may convert any monies received, recovered or realised by it under this deed (including the proceeds of any previous conversion under this clause 13.5) from their existing currencies of denomination into any other currencies of denomination that the Lender may think fit.

13.5.2      Any such conversion shall be effected at the Lender's (or at any reference bank’s as may be determined by the Lender) then prevailing spot selling rate of exchange for such other currency against the existing currency.

13.5.3     Each reference in this clause 13.5 to a currency extends to funds of that currency and, for the avoidance of doubt, funds of one currency may be converted into different funds of the same currency.

13.5.4     If, under any applicable law or regulation or pursuant to a judgment or order being made or registered against the Company or the liquidation of the Company or without limitation for any other reason, any payment under or in connection with this deed is made or requires to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed by the Lender to be due under or in connection with this deed (the "contractual currency") then, to the extent that the amount of such payment

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actually received by the Lender, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this deed, the Company, as a separate and independent obligation, shall indemnify and hold harmless the Lender against the amount of such shortfall.

13.6         New Accounts

13.6.1     If the Lender receives, or is deemed to have received, notice of any subsequent Security, or other interest, affecting all or part of the Secured Assets, the Lender may open a new account for the Company in the Lender's books. Without prejudice to the Lender's right to combine accounts, no money paid to the credit of the Company in any such new account shall be appropriated towards, or have the effect of discharging, any part of the Secured Liabilities.

13.6.2     If the Lender does not open a new account immediately on receipt of the notice, or deemed notice, under clause 13.6.1, then, unless the Lender gives express written notice to the contrary to the Company, all payments made by the Company to the Lender shall be treated as having been credited to a new account of the Company and not as having been applied in reduction of the Secured Liabilities, as from the time of receipt or deemed receipt of the relevant notice by the Lender.

13.7         Lender’s Set-Off Rights

If the Lender has more than one account for the Company in its books, the Lender may at any time after:

13.7.1      the Security constituted by this deed has become enforceable; or

13.7.2     the Lender has received, or is deemed to have received, notice of any subsequent Security or other interest affecting all or any part of the Secured Assets,

transfer, without prior notice, all or any part of the balance standing to the credit of any account to any other account that may be in debit. After making any such transfer, the Lender shall notify the Company of that transfer.

13.8         Indulgence

The Lender may, at its discretion, grant time or other indulgence, or make any other arrangement, variation or release with any person not being a party to this deed (whether or not any such person is jointly liable with the Company) in respect of any of the Secured Liabilities, or of any other Security for them without prejudice either to this deed or to the liability of the Company for the Secured Liabilities.

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13.9         Appointment of an Administrator

13.9.1     The Lender may at any time, without notice to the Company, appoint any one or more persons to be an Administrator of the Company pursuant to Paragraph 14 of Schedule B1 of the Insolvency Act 1986 if the Security constituted by this deed becomes enforceable.

13.9.2      Any appointment under this clause 13.9 shall:

(a)     be in writing signed by a duly authorised signatory of the Lender; and

(b)     take effect, in accordance with paragraph 19 of Schedule B1 of the Insolvency Act 1986.

13.9.3     The Lender may apply to the court for an order removing an Administrator from office and may by notice in writing in accordance with this clause 13.9 appoint a replacement for any Administrator who has died, resigned, been removed or who has vacated office upon ceasing to be qualified.

14            WHEN SECURITY BECOMES ENFORCEABLE

14.1         Security Becomes Enforceable on Event of Default

The Security constituted by this deed shall be immediately enforceable:

(a)     upon the occurrence of an Event of Default which is continuing;

(b)     if the Company is in breach of any of its obligations under this deed (other than in respect of a breach of clause 2  (Covenant to pay) or any other payment obligation under this deed which has not be remedied within any applicable period)  and that breach (if capable of remedy) has not been remedied to the satisfaction of the Lender within 10 Business Days of the occurrence of such breach, provided that if such failure cannot reasonably be cured within such period, the Company shall have an additional reasonable period of time of no longer than 10 Business Days to cure such failure; and/or

(c)     if an encumbrancer other than the Lender shall take possession of any of the Secured Assets or any part thereof (other than Permitted Liens) or any secured creditor of the Company enforces its Security in respect of substantially all of the Secured Assets or any other event shall happen which puts in material jeopardy all or any material part of the Secured Assets.

14.2         Discretion

After the Security constituted by this deed has become enforceable, the Lender may, in its absolute discretion, enforce all or any part of that Security at the times, in the manner and on the terms it thinks fit, and take possession of and hold or dispose of all or any part of the Secured Assets.

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15            ENFORCEMENT OF SECURITY

15.1         Enforcement Powers

15.1.1     The power of sale and other powers conferred by section 101 of the LPA 1925 (as varied or extended by this deed) shall, as between the Lender and a purchaser from the Lender, arise on and be exercisable at any time after the execution of this deed, but the Lender shall not exercise such power of sale or other powers until the Security constituted by this deed has become enforceable under clause 14.1  (Security Becomes Enforceable on Event of Default).

15.1.2      Section 103 of the LPA 1925 does not apply to the Security constituted by this deed.

15.2         Extension of Statutory Powers of Leasing

The statutory powers of leasing and accepting surrenders conferred on mortgagees under the LPA 1925 and by any other statute are extended so as to authorise the Lender and any Receiver, at any time after the Security constituted by this deed has become enforceable, whether in its own name or in that of the Company, to:

15.2.1      grant a lease or agreement to lease;

15.2.2      accept surrenders of leases; or

15.2.3      grant any option of the whole or any part of the Secured Assets with whatever rights relating to other parts of it,

whether or not at a premium and containing such covenants on the part of the Company, and on such terms and conditions (including the payment of money to a lessee or tenant on a surrender) as the Lender or Receiver thinks fit without the need to comply with any of the restrictions imposed by sections 99 and 100 of the LPA 1925.

15.3         Access on Enforcement

15.3.1      At any time after the Lender has demanded payment of the Secured Liabilities or if the Company defaults in the performance of its obligations under this deed or the Loan and Security Agreement, the Company will allow the Lender or its Receiver, without further notice or demand, immediately to exercise all its rights, powers and remedies in particular (and without limitation) to take possession of any Secured Asset and for that purpose to enter on any premises where a Secured Asset is situated (or where the Lender or a Receiver reasonably believes a Secured Asset to be situated) without incurring any liability to the Company for, or by any reason of, that entry.

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15.3.2     At all times, the Company must allow the Lender or its Receiver or procure that the Lender or its Receiver is allowed access to any premises for the purpose of clause 15.3.1 (including obtaining any necessary consents or permits of other persons) and ensure that its employees and officers do the same.

15.4         Prior Security

At any time after the Security constituted by this deed has become enforceable, or after any powers conferred by any Security having priority to this deed shall have become exercisable, the Lender may:

15.4.1      redeem that or any other prior Security;

15.4.2      procure the transfer of that Security to it; and

15.4.3      settle and pass any account of the holder of any prior Security.

Any accounts so settled and passed shall be, in the absence of any manifest error, conclusive and binding on the Company. All monies paid by the Lender to an encumbrancer in settlement of any of those accounts shall, as from its payment by the Lender, be due from the Company to the Lender on current account and shall bear interest at the default rate of interest specified in the Loan and Security Agreement and be secured as part of the Secured Liabilities.

15.5         Protection of Third Parties

No purchaser, mortgagee or other person dealing with the Lender, any Receiver or Delegate shall be concerned to enquire:

15.5.1      whether any of the Secured Liabilities have become due or payable, or remain unpaid or undischarged;

15.5.2     whether any power the Lender, a Receiver or Delegate is purporting to exercise has become exercisable or is properly exercisable; or

15.5.3      how any money paid to the Lender, any Receiver or any Delegate is to be applied.

15.6         Privileges

Each Receiver and the Lender is entitled to all the rights, powers, privileges and immunities conferred by the LPA 1925 on mortgagees and receivers.

15.7         No Liability as Mortgagee in Possession

Neither the Lender, any Receiver, any Delegate nor any Administrator shall be liable to account as mortgagee in possession in respect of all or any of the Secured Assets, nor shall any of them be liable for any loss on realisation of,

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or for any neglect or default of any nature in connection with, all or any of the Secured Assets for which a mortgagee in possession might be liable as such.

15.8         Conclusive Discharge to Purchasers

The receipt of the Lender or any Receiver or Delegate shall be a conclusive discharge to a purchaser and, in making any sale or other disposal of any of the Secured Assets or in making any acquisition in the exercise of their respective powers, the Lender, every Receiver and Delegate may do so for any consideration, in any manner and on any terms that it or he thinks fit.

15.9         Right of Appropriation

15.9.1      To the extent that:

(a)     the Secured Assets constitute Financial Collateral; and

(b)     this deed and the obligations of the Company under it constitute a Security Financial Collateral Arrangement,

the Lender shall have the right, at any time after the Security constituted by this deed has become enforceable, to appropriate all or any of those Secured Assets in or towards the payment or discharge of the Secured Liabilities in any order that the Lender may, in its absolute discretion, determine.

15.9.2     The value of any Secured Assets appropriated in accordance with clause  15.9.1 shall be the price of those Secured Assets at the time the right of appropriation is exercised as listed on any recognised market index, or determined by any other method that the Lender may select (including independent valuation).

15.9.3     The Company agrees that the methods of valuation provided for in this clause are commercially reasonable for the purposes of the Financial Collateral Regulations.

16            RECEIVER

16.1         Appointment

At any time after the Security constituted by this deed has become enforceable, or at the request of the Company, the Lender may, without further notice, appoint by way of deed, or otherwise in writing, any one or more persons to be a Receiver of all or any part of the Secured Assets.

16.2         Removal

The Lender may, without further notice (subject to section 45 of the Insolvency Act 1986), from time to time, by way of deed, or otherwise in writing, remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

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16.3         Remuneration

The Lender may fix the remuneration of any Receiver appointed by it without the restrictions contained in section 109 of the LPA 1925, and the remuneration of the Receiver shall be a debt secured by this deed and form part of the Secured Liabilities, which shall be due and payable immediately on such remuneration being paid by the Lender.

16.4         Power of Appointment Additional to Statutory Powers

The power to appoint a Receiver conferred by this deed shall be in addition to all statutory and other powers of the Lender under the Insolvency Act 1986, the LPA 1925 or otherwise, and shall be exercisable without the restrictions contained in sections 103 and 109 of the LPA 1925 or otherwise.

16.5         Power of Appointment Exercisable Despite Prior Appointments

The power to appoint a Receiver (whether conferred by this deed or by statute) shall be, and remain, exercisable by the Lender despite any prior appointment in respect of all or any part of the Secured Assets.

16.6         Agent of the Company

Any Receiver appointed by the Lender under this deed shall be the agent of the Company and the Company shall be solely responsible for the contracts, engagements, acts, omissions, defaults, losses and remuneration of that Receiver and for liabilities incurred by that Receiver. The agency of each Receiver shall continue until the Company goes into liquidation and after that the Receiver shall act as principal and shall not become the agent of the Lender.

17            POWERS OF RECEIVER

17.1         General

17.1.1      Any Receiver appointed by the Lender under this deed shall, in addition to the powers conferred on him by statute, have the powers set out in clause 17.2 to clause 17.23.

17.1.2      If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this deed individually and to the exclusion of any other Receiver.

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17.1.3     Any exercise by a Receiver of any of the powers provided under clause 17  (Powers of a Receiver) may be on behalf of the Company, the directors of the Company (in the case of the power contained in clause 17.16) or himself.

17.2         Repair and Develop Properties

A Receiver may undertake or complete any works of repair, building or development on the Properties and may apply for and maintain any planning permission, development consent, building regulation approval or any other permission, consent or licence to carry out any of the same.

17.3         Surrender Leases

A Receiver may grant, or accept surrenders of, any leases or tenancies affecting any Property and may grant any other interest or right over any Property on any terms, and subject to any conditions, that he thinks fit.

17.4         Employ Personnel and Advisors

A Receiver may provide services and employ, or engage any managers, officers, servants, contractors, workmen, agents, other personnel and professional advisers on any terms, and subject to any conditions, that he thinks fit. A Receiver may discharge any such person or any such person appointed by the Company.

17.5         Make VAT Elections

A Receiver may make, exercise or revoke any value added tax option to tax as he thinks fit.

17.6         Remuneration

A Receiver may charge and receive any sum by way of remuneration (in addition to all costs, charges and expenses incurred by him) that the Lender may prescribe or agree with him.

17.7         Realise Secured Assets

A Receiver may collect and get in the Secured Assets or any part of them in respect of which he is appointed, and make any demands and take any proceedings as may seem expedient for that purpose, and take possession of the Secured Assets with like rights.

17.8         Manage or Reconstruct the Company’s Business

A Receiver may carry on, manage, develop, reconstruct, amalgamate or diversify or concur in carrying on, managing, developing, reconstructing, amalgamating or diversifying the business of the Company.

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17.9         Dispose of Secured Assets

A Receiver may sell, exchange, convert into money and realise all or any of the Secured Assets in respect of which he is appointed in any manner (including, without limitation, by public auction or private sale) and generally on any terms and conditions as he thinks fit. Any sale may be for any consideration that the Receiver thinks fit and a Receiver may promote, or concur in promoting, a company to purchase the Secured Assets to be sold.

17.10       Sever Fixtures and Fittings

A Receiver may sever and sell separately any fixtures or fittings from any Property without the consent of the Company.

17.11       Collection and Sale of Book Debts

A Receiver may, collect in, sell and assign all or any of the Book Debts in respect of which he is appointed in any manner, and generally on any terms and conditions, that he thinks fit.

17.12       Valid Receipts

A Receiver may give valid receipt for all monies and execute all assurances and things that may be proper or desirable for realising any of the Secured Assets.

17.13       Make Settlements

A Receiver may make any arrangement, settlement or compromise between the Company and any other person that he may think expedient.

17.14       Bring Proceedings

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any of the Secured Assets as he thinks fit.

17.15       Improve the Equipment

A Receiver may make substitutions of, or improvements to, the Equipment as he may think expedient.

17.16       Make Calls on Company Members

A Receiver may make calls conditionally or unconditionally on the members of the Company in respect of uncalled capital with (for that purpose and for the purpose of enforcing payments of any calls so made) the same powers as are conferred by the articles of association of the Company on its directors in respect of calls authorised to be made by them.

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17.17       Insure

A Receiver may, if he thinks fit, but without prejudice to the indemnity provided under clause 20  (Costs and Indemnity), effect with any insurer any policy of insurance either in lieu or satisfaction of, or in addition to, the insurance required to be maintained by the Company under this deed.

17.18       Powers under the LPA 1925

A Receiver may exercise all powers provided for in the LPA 1925 in the same way as if he had been duly appointed under the LPA 1925, and exercise all powers provided for an administrative receiver in Schedule 1 to the Insolvency Act 1986.

17.19       Borrow

A Receiver may, for any purpose, raise money by borrowing from the Lender (or from any other person) either unsecured or on the Security of all or any of the Secured Assets in respect of which he is appointed on any terms that he thinks fit (including, if the Lender consents, terms under which that Security ranks in priority to this deed).

17.20       Redeem Prior Security

A Receiver may redeem any prior Security and settle and pass the accounts to which the Security relates. Any accounts so settled and passed shall be, in the absence of any manifest error, conclusive and binding on the Company, and the monies so paid shall be deemed to be an expense properly incurred by the Receiver.

17.21       Delegation

A Receiver may delegate his powers in accordance with this deed.

17.22       Absolute Beneficial Owner

A Receiver may, in relation to any of the Secured Assets, exercise all powers, authorisations and rights he would be capable of exercising, and do all those acts and things, as an absolute beneficial owner could exercise or do in the ownership and management of the Secured Assets or any part of the Secured Assets.

17.23       Incidental Powers

A Receiver may do any other acts and things:

17.23.1    that he may consider desirable or necessary for realising any of the Secured Assets;

17.23.2   that he may consider incidental or conducive to any of the rights or powers conferred on a Receiver under or by virtue of this deed or law; or

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17.23.3    that he lawfully may or can do as agent for the Company.

18            DELEGATION

18.1        The Lender or any Receiver may delegate (either generally or specifically) by power of attorney or in any other manner to any person any right, power, authority or discretion conferred on it by this deed (including the power of attorney granted under clause 22.1).

18.2        The Lender and each Receiver may make a delegation on the terms and conditions (including the power to sub-delegate) that it thinks fit.

18.3         Neither the Lender nor any Receiver shall be in any way liable or responsible to the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.

19            APPLICATION OF PROCEEDS

19.1         All monies received by the Lender, a Receiver or a Delegate pursuant to this deed, after the Security constituted by this deed has become enforceable, shall (subject to the claims of any person having prior rights and by way of variation of the LPA 1925) be applied in the following order of priority:

(a)      in or towards payment of or provision for all costs, charges and expenses incurred by or on behalf of the Lender (and any Receiver, Delegate, attorney or agent appointed by it) under or in connection with this deed, and of all remuneration due to any Receiver under or in connection with this deed;

(b)      in or towards payment of or provision for the Secured Liabilities in any order and manner that the Lender determines; and

(c)     in payment of the surplus (if any) to the Company or other person entitled to it.

19.2        Neither the Lender, any Receiver nor any Delegate shall be bound (whether by virtue of section 109(8) of the LPA 1925, which is varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order between any of the Secured Liabilities.

19.3         All monies received by the Lender, a Receiver or a Delegate under this deed:

(a)      may, at the discretion of the Lender, Receiver or Delegate, be credited to any suspense or securities realised account;

(b)     shall bear interest, if any, at the rate agreed in writing between the Lender and the Company; and

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(c)     may be held in that account for so long as the Lender, Receiver or Delegate thinks fit.

20            COSTS AND INDEMNITY

20.1        The Company shall indemnify the Lender, each Receiver and each Delegate, and their respective employees and agents against all liabilities, costs, expenses, damages and losses (including interest, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by any of them arising out of or in connection with:

(a)      the exercise or purported exercise of any of the rights, powers, authorities or discretions vested in them under this deed or by law in respect of the Secured Assets;

(b)      taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) the Security constituted by this deed; or

(c)      any default or delay by the Company in performing any of its obligations under this deed,

except where such liability, cost, expense, damage or loss is caused by the Lender’s, a Receiver’s, a Delegate’s or any of their respective employees’ or agents’ wilful default or gross negligence.

Any past or present employee or agent may enforce the terms of this clause 20.1 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

21            FURTHER ASSURANCE

21.1        The Company shall, at its own expense, take whatever action the Lender or any Receiver may reasonably require for:

(a)     creating, perfecting or protecting the Security intended to be created by this deed;

(b)     upon this Security becoming enforceable facilitating the realisation of any Secured Asset; or

(c)      facilitating the exercise of any right, power, authority or discretion exercisable by the Lender or any Receiver in respect of any Secured Asset,

including, without limitation (if the Lender or Receiver thinks it expedient) the execution of any transfer, conveyance, assignment or assurance of all or any of the assets forming part of (or intended to form part of) the Secured

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Assets (whether to the Lender or to its nominee) and the giving of any notice, order or direction and the making of any registration.

21.2         Without prejudice to clause 22.1, the Company shall, at its expense, perfect the Lender’s Security created by this deed over any Intellectual Property acquired or created by or transferred to the Company and shall register this deed at each of the appropriate registers relevant to such Intellectual Property by no later than 10 Business Days following such acquisition, creation or transfer provided it is possible to do so.

22            POWER OF ATTORNEY

22.1         By way of Security and without prejudice to any other provision of this deed whilst any Event of Default which has occurred is continuing, the Company irrevocably appoints the Lender, every Receiver and every Delegate separately to be the attorney of the Company and, with full power of delegation for it and in its name, on its behalf and as its act and deed, to execute seal and deliver and otherwise perfect any documents, deeds assurances, agreements or instruments and do any acts and things that:

(a)     the Company is required to execute and do under this deed; or

(b)     any attorney deems proper or desirable in exercising any of the rights, powers, authorities and discretions conferred by this deed or by law on  the Lender, any Receiver or any Delegate,

and the Company irrevocably acknowledges and agrees that the power of attorney granted under this clause 22 is given to the Lender and/or any Receiver to secure the performance of these obligations owed to the Lender and/or any Receiver by the Company.

22.2        Without prejudice to Clause 22.1, the Company hereby covenants with the Lender and separately with any Receiver that if reasonably required so to do it shall ratify and confirm:

22.2.1      all transactions properly and lawfully entered into by him or them at his or their instance in the exercise of his or their powers under Clause 22.1;

22.2.2     all transactions lawfully and properly entered into by him or them in signing, executing, delivering and otherwise perfecting any assignment, mortgage, charge, Security, deed, assurance or act as aforesaid, and the Company irrevocably acknowledges and agrees that such power of attorney is (inter alia) given to the Lender and/or any Receiver to secure the performance of these obligations owed to the Lender and/or any Receiver by the Company.

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22.3        All powers of the Receiver under this deed may be exercised by the Lender following demand under this deed whether as attorney of the Company or otherwise and whether or not the Receiver shall have been appointed.

23            RELEASE

23.1         Subject to clause 30.3, on the expiry of the Security Period (but not otherwise), the Lender shall, at the request and cost of the Company, take whatever action is necessary to:

(a)     release the Secured Assets from the Security constituted by this deed;

(b)     reassign the Secured Assets to the Company; and

(c)      return all deeds and documents of title held by the Lender in relation to the Secured Assets and the Security granted by this Deed.

24            ASSIGNMENT AND TRANSFER

24.1        At any time, without the consent of the Company, the Lender may assign or transfer any or all of its rights and obligations under this deed in accordance with the Loan and Security Agreement.

24.2        The Lender may disclose to any actual or proposed assignee or transferee any information in its possession that relates to the Company, the Secured Assets and this deed that the Lender considers appropriate, provided that, prior to such disclosure, such proposed assignee or transferee agrees to maintain the confidentiality of such information with the same degree of care that it exercises with respect to its own proprietary information and otherwise in accordance with the Loan and Security Agreement.

24.3         The Company may not assign any of its rights, or transfer any of its rights or obligations, under this deed.

25            SET-OFF

25.1        The Lender may at any time set off any matured liability of the Company to the Lender against any matured liability of the Lender to the Company, and whether or not either liability arises under this deed. If the liabilities to be set off are expressed in different currencies, the Lender may convert either liability at a market rate of exchange for the purpose of set-off. Any exercise by the Lender of its rights under this clause 25 shall not limit or affect any other rights or remedies available to it under this deed or otherwise.

25.2        The Lender is not obliged to exercise its rights under clause 25.1. If, however, it does exercise those rights it shall promptly notify the Company of the set-off that has been made.

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26            AMENDMENTS, WAIVERS AND CONSENTS

26.1        No amendment of this deed shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

26.2        A waiver of any right or remedy under this deed or by law, or any consent given under this deed, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

26.3        A failure or delay by a party to exercise any right or remedy provided under this deed or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this deed. No single or partial exercise of any right or remedy provided under this deed or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this deed by the Lender shall be effective unless it is in writing.

26.4        The rights and remedies provided under this deed are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

27            SEVERANCE

If any provision (or part of a provision) of this deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of this deed.

28            COUNTERPARTS

28.1         This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

28.2         This deed is intended to be a deed even if any party’s execution is not in accordance with the formalities required for the execution of deeds.

29            THIRD PARTY RIGHTS

Except as expressly provided elsewhere in this deed, a person who is not a party to this deed shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this deed. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

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30            FURTHER PROVISIONS

30.1         Independent Security

This deed shall be in addition to, and independent of, any other Security or guarantee that the Lender may hold for any of the Secured Liabilities at any time. No prior Security held by the Lender over the whole or any part of the Secured Assets shall merge in the Security created by this deed.

30.2         Continuing Security

This deed shall remain in full force and effect as a continuing Security for the Secured Liabilities, despite any settlement of account, or intermediate payment, or other matter or thing, unless and until the Lender discharges this deed in writing.

30.3         Discharge Conditional

Save in the circumstances where the amounts owing by the Borrowers are being refinanced by a third party, any release, discharge or settlement between the Company and the Lender shall be deemed conditional on no payment or Security received by the Lender in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded pursuant to any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, discharge or settlement:

30.3.1     the Lender or its nominee may retain this deed and the Security created by or pursuant to it, including all certificates and documents relating to the whole or any part of the Secured Assets, for any period that the Lender deems necessary to provide the Lender with Security against any such avoidance, reduction or order for refund; and

30.3.2     the Lender may recover the value or amount of such Security or payment from the Company subsequently as if the release, discharge or settlement had not occurred.

30.4         Certificates

A certificate or determination by the Lender as to any amount for the time being due to it from the Company under this deed and/or the Loan and Security Agreement shall be, in the absence of any manifest error, conclusive evidence of the amount due.

30.5         Consolidation

The restriction on the right of consolidation contained in section 93 of the LPA 1925 shall not apply to this deed.

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31            NOTICES

31.1         Any notice or other communication required to be given to a party under or in connection with this deed shall be:

(a)     in writing;

(b)     delivered by hand, by pre-paid first-class post or other next working day delivery service or sent by fax; and

(c)     sent to:

(i)         the Company at:

Statesman House, Stafferton Way, Maidenhead, Berkshire, SL6 1AY

Attention: The Directors

and

c/o Talend, 800 Bridge Parkway, Suite 200, Redwood City, California 94065, USA

Attention: Chief Financial Officer

(ii)        the Lender at:

406 Blackwell Street, Suite 240, Durham, North Carolina 27701, USA

Attention: Nick Nance

or to any other address or fax number as is notified in writing by one party to the other from time to time.

31.2         Any notice or other communication that the Lender gives to the Company shall be deemed to have been received:

(a)     if delivered by hand, at the time it is left at the relevant address;

(b)      if posted by pre-paid first-class post or other next working day delivery service, on the second Business Day after posting; and

(c)      if sent by fax, at the time acknowledged as received by the Lender’s or the Company’s fax machine (as appropriate).

31.3        A notice or other communication given as described in clause 31.2(a) or clause 31.2(c) on a day that is not a Business Day, or after normal business hours, in

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the place it is received, shall be deemed to have been received on the next Business Day.

31.4        Any notice or other communication given to the Lender shall be deemed to have been received only on actual receipt.

31.5         This clause 31 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

31.6         A notice or other communication given under or in connection with this deed is not valid if sent by e-mail.

32            MISCELLANEOUS

32.1        No delay or omission on the part of the Lender in exercising any right or remedy under this deed shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this deed of that or any other right or remedy.

32.2        The Lender's rights under this deed are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Lender deems to be expedient.

32.3        Any waiver by the Lender of any terms of this deed, or any consent or approval given by the Lender under it, shall only be effective if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is given.

32.4        Any certificate or determination of the Lender as to any matter provided for in this deed shall in the absence of manifest error be prima facie evidence of the matters provided for therein.

32.5         This deed is and shall remain the property of the Lender.

32.6        Any reconstruction, reorganisation or change in the constitution of the Lender or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person shall not in any way prejudice or affect its rights hereunder.

33            GOVERNING LAW AND JURISDICTION

33.1         Governing Law

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

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33.2         Jurisdiction

33.2.1     The Company irrevocably agrees for the exclusive benefit of the Lender that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute (including non-contractual disputes or claims), which may arise out of or in connection with this deed and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

33.2.2     The Company irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of this clause on the ground of venue or otherwise and agrees not to claim that any such court is not a convenient or appropriate forum and irrevocably agrees to be bound by any judgment rendered thereby.

33.2.3     Nothing contained in this clause shall limit the right of the Lender to take proceedings against the Company in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law) and for these purposes the Company:

(a)      agrees that any actions and proceedings relating directly or indirectly to this deed may, at the Lender's option, be litigated in the state and federal courts located in Los Angeles County, California in the United States of America;

(b)      consents to the jurisdiction and venue of any such court and agrees not to claim that any such court is not a convenient or appropriate forum, and irrevocably agrees to be bound by any judgment rendered thereby, and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and

(c)      irrevocably waives any and all rights which the Company may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding or to object to any judgment rendered in such court or to the enforcement of such judgment in England and Wales.

33.3         Agent for Service

The Lender’s address for service of proceedings in England and Wales shall be: c/o Kennedys Law LLP, 25 Fenchurch Avenue, London, EC3M 5AD (Ref: 56/JS/L181-936151) or such other address in England as the Lender may from time to time notify the Company in writing.

This document has been executed and delivered as a deed on the date first stated above.

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SCHEDULE 1

PROPERTY

PART 1

REGISTERED PROPERTY

[None as at the date of this deed]

PART 2

UNREGISTERED PROPERTY

[None as at the date of this deed]

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SCHEDULE 2

RELEVANT AGREEMENTS

Type of contract: [DESCRIBE CONTRACT]

Date: [DATE OF CONTRACT]

Parties:

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LENDER

Signed as a deed by PACIFIC WESTERN BANK, a Californian state chartered bank,     by Stephen J. Berens,  being a  person who in accordance with the laws of that territory is acting under the authority of the bank:

/s/ Stephen J. Berens

Authorised signatory

COMPANY

Executed and Delivered as a Deed by )

TALEND LTD )

acting by Emmanuel Samson )

/s/ Emmanuel Samson

Director

In the presence of:

/s/ Emilie Trailin
Witness signature

Name:	Emilie Trailin

Address:	9, rue Pages

92150 Suresnes (France)

Occupation:	Legal Counsel

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